Exhibit 99.1

MEDITE Cancer Diagnostics Appoints Susan Weisman as Chief Financial Officer

Orlando, Fl., April 27, 2017 -MEDITE Cancer Diagnostics, Inc., (OTCQB: MDIT) (the “Company”) specializing in the development, manufacturing, and marketing of molecular biomarkers and premium medical devices for detection, risk assessment and diagnosis of cancer and precancerous conditions, today announced the appointment of Susan Weisman as Chief Financial Officer

“MEDITE has worked with Susan in her role as an independent consultant since March of 2016. We believe Susan’s past results and experience can assist MEDITE in building the infrastructure for substantial growth in the United States, Germany and worldwide. We also believe Susan’s extensive knowledge, experience and diverse industries background will be important for the Company to improve its infrastructure, reporting and relationships with the financial community,” says David Patterson CEO.

“I am excited about the future of the Company as we look to substantially grow our business globally, launch our new world class products as more efficient and cost effective solutions in the detection of cancer and cancer related diseases. I also look forward to working with the team at MEDITE,” says Susan Weisman, newly appointed CFO of MEDITE Cancer Diagnostics, Inc.

Susan Weisman a Financial Executive focused on operations, financial reporting, treasury management and strategic planning and cost controls during her 30 year career with Mitsui & Co (USA), BankAtlantic Bancorp and various other companies will become the Chief Financial Officer of MEDITE Cancer Diagnostics, Inc.

About MEDITE Cancer Diagnostics, Inc.
MEDITE Cancer Diagnostics Inc., is a Delaware registered company consisting of wholly-own MEDITE GmbH a Germany-based company with its subsidiaries. On April 3, 2014, MEDITE was acquired by former CytoCore, Inc. a biomolecular diagnostics company engaged in the design, development, and commercialization of cost-effective cancer screening systems and Biomarkers to assist in the early detection of cancer. By acquiring MEDITE the company changed from solely research operations to an operating company with a well-developed infrastructure, approximately 80 employees in four countries, a distribution network to about 80 countries worldwide, a well-known and established brand name and a wide range of products for anatomic pathology, histology and cytology laboratories.

Forward Looking Statement
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future operating performance, events, trends and plans. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause our actual results to differ from our expectations, include but are not limited to, MEDITE’s ability to maintain and grow its revenues. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances occurring after the date hereof.

For more information please visit: www.medite-group.com

Investor Contact:
David Patterson CEO
317-341-3589